UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2004

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdication of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street Elba, Alabama 36323	36323
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 20, 2004, The National Security Group, Inc. issued a press release regarding estimated catastrophe losses as result of insurance subsidiary losses caused by Hurricane Ivan. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Exhibit Index

Exhibit No.       Description of Document

99.1                   Press release, dated September 20. 2004, issued by The National Security Group, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: September 20, 2004

The National Security Group, Inc. BY: /S/ Brian R. McLeod —————————————— Brian R. McLeod Chief Financial Officer

The National Security Group, Inc.
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information Contact: Brian R. McLeod, Chief Financial Officer, at (334) 897-2273 Ext. 241.

Elba, Alabama (September 20, 2004)… Hurricane Ivan preliminary projected losses for National Security Group, Inc.

On September 16, 2004, Hurricane Ivan made landfall on the Alabama Gulf Coast. Widespread damage related to Ivan’s destructive winds and spin-off tornadoes has occurred in Company coverage areas in Alabama, Georgia, Mississippi and Louisiana. As a result of the widespread destruction, insured losses have been incurred by Company subsidiaries National Security Fire and Casualty Company and Omega One Insurance Company.

Management maintains a comprehensive risk management program to mitigate the impact of events such as Hurricane Ivan. A primary component of the risk management program is catastrophe reinsurance, which limits losses to the Company as a result of catastrophic events such as Hurricane Ivan. As a result of risk management programs in place, the impact of Hurricane Ivan is not expected to have a material impact on the Company’s financial condition, but will have a material impact on the Company’s current year results of operations.

Based on preliminary estimates, 2004 net income will be reduced within the range of $2.55 million to $2.95 million, or a reduction in earnings per share as a result of this event is expected to be in the range of $1.03 to $1.19 per share. The projected impact on earnings is based on total Company insured losses falling within the range of $9.4 million to $15.0 million, before reductions for reinsurance recoverable. After consideration of amounts to be recovered through reinsurance, Company net losses and associated claims settlement costs are expected to range from $3.8 to $4.4 million on a pre-tax basis.

Loss estimates were derived by an evaluation of Company specific exposures and computer aided modeling of the path of Hurricane Ivan and is the best information available to management at this time. The estimates could be materially affected by, among other things, the number of insureds impacted by the hurricane, the amount and timing of losses actually incurred and reported by insureds, the preliminary nature of current estimates and the amount and timing of reinsurance recoverable collections.

While a material impact on earnings cannot be avoided in a period impacted by an event of the magnitude of Hurricane Ivan, our ability to continue operations, serve our policyholders and strive to provide long-term value to our stockholders will not be affected.

About The National Security Group Inc.

The National Security Group Inc. through its insurance subsidiaries provides property, liability, life, accident and supplemental health insurance products in thirteen states. Primary property and casualty insurance subsidiaries are National Security Fire and Casualty and Omega One Insurance Company, which provide primarily personal lines dwelling, homeowners, mobile homeowners, and automobile insurance coverage in twelve states, primarily in the Southeastern United States. National Security Insurance Company is a wholly owned subsidiary providing life, accident and supplemental health insurance coverage in five states. The Company is listed on the NASDAQ National Market under the symbol: NSEC.

Information about forward-looking statements

Any statement contained in this report which is not a historical fact, or which might otherwise be considered an opinion or projection concerning the Company or its business, whether expressed or implied, is meant as and should be considered a forward-looking statement as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including but not limited to changes in market conditions, natural disasters and other catastrophic events, increased competition, changes in availability and cost of reinsurance, changes in governmental regulations, technological changes, political and legal contingencies and general economic conditions, as well as other risks and uncertainties more completely described in the Company’s filings with the Securities and Exchange Commission. If any of these assumptions or opinions proves incorrect, any forward-looking statements made on the basis of such assumptions or opinions may also prove materially incorrect in one or more respects and may cause future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements.

      Contact: Brian McLeod, Chief Financial Officer and Treasurer

The National Security Group, Inc. P.O. Box 703 Elba, Alabama 36323